EXHIBIT (11)


                         GRIFFIN GAMING & ENTERTAINMENT, INC.
                             COMPUTATION OF PER SHARE DATA
                         (In Thousands, except per share data)


                                             For the Year Ended December 31,
                                               1995       1994        1993

        Per Share Data - Primary (A):

        Earnings (loss):
          Earnings (loss) before
           extraordinary items               $15,899    $(98,891)  $(102,164)
          Extraordinary items                            190,008
          Net earnings (loss)                $15,899    $ 91,117   $(102,164)

        Shares and share equivalents:
          Weighted average number of shares
           of GGE Common Stock outstanding     7,940       6,537       4,031
          Weighted average number of share
           equivalents outstanding               582
          Weighted average number of shares
           and share equivalents               8,522       6,537       4,031

        Earnings (loss) per share:
          Earnings (loss) before
           extraordinary items                 $1.87     $(15.13)    $(25.34)
          Extraordinary items                              29.07
          Net earnings                         $1.87     $ 13.94     $(25.34)

        Per Share Data - Fully Diluted (A):

        Net earnings                         $15,899

        Shares and share equivalents:
          Weighted average number of shares
           of GGE Common Stock outstanding     7,940
          Weighted average number of share
           equivalents outstanding               735
          Weighted average number of shares
           and share equivalents               8,675

        Net earnings per share                 $1.83


        (A) Per share data, as well as references to number of shares and equivalents, have been restated to give effect to the one-for-five Reverse Stock Split that was effective June 30, 1995.




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